Exhibit 32

Section 1350 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Congaree Bancshares, Inc. (the “Company”), each certify that, to his or her knowledge on the date of this certification:

1.               The annual report of the Company for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 31, 2008	By:	/s/ F. Harvin Ray, Jr.
F. Harvin Ray, Jr.
Chief Executive Officer (Principal Executive Officer)

Date: March 31, 2008	By:	/s/ Charlie T. Lovering
Charlie T. Lovering
Chief Financial Officer (Principal Financial Officer)